EXHIBIT 10.3
ANTHERA PHARMACEUTICALS, INC.
[AMENDED AND RESTATED]1 INDEMNIFICATION AGREEMENT
          This [Amended and Restated] Indemnification Agreement (this “Agreement”) is entered into by and among Anthera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the indemnitee[s] listed on the signature page hereto (individually [and collectively referred to herein] as “Indemnitee”) as of                      ___, 200_.
RECITALS
          A.    The Company and the Indemnitee recognize the continued difficulty in obtaining liability insurance for the directors, officers, employees, stockholders, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.
          B.    The Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance may be severely limited.
          C.    The Indemnitee does not regard the current protection available under the Company’s Charter, its Bylaws and Delaware General Corporation Law as adequate under the present circumstances, and the Indemnitee and other directors, officers, employees, stockholders, controlling persons, agents and fiduciaries of the Company may not be willing to serve in such capacities without additional protection.
          D.    The Company: (i) desires to attract and retain the involvement of highly qualified individuals and entities, such as the Indemnitees, to serve the Company and, in part, in order to induce the Indemnitee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to the Indemnitees to the maximum extent permitted by law.
          [E.    Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by entities referred to as “                    ” and its affiliates (collectively, the “Fund Indemnitors”), which Indemnitee and Fund Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgment and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.]
          E.    In view of the considerations set forth above, the Company desires that, in addition to any indemnification provided by statute or otherwise, the Indemnitee be indemnified by the Company as set forth herein.

[1] Bracketed provisions apply to certain amended and restated indemnification agreements entered into with affiliates of the Company’s directors.

          NOW, THEREFORE, the Company and each Indemnitee hereby agrees as follows:
          1.    Indemnification.
                 (a)    Indemnification of Expenses. The Company shall indemnify and hold harmless each Indemnitee (including its respective directors, officers, partners, members, employees, agents and spouse, as applicable) and each person who controls such Indemnitee or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the fullest extent permitted by law if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in whole or in part out of) any event or occurrence related to the fact that such Indemnitee is or was, or may be deemed, a director, officer, stockholder, employee, controlling person, agent or fiduciary of the Company, or any subsidiary or parent of the Company, or is or was, or may be deemed to be, serving at the request of the Company as a director, officer, stockholder, employee, controlling person, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity (including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, that relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any Claim made by any stockholder of the Company against such Indemnitee and arising out of or related to the Company (hereinafter, an “Indemnification Event”) against any and all expenses incurred (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on such Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than ten business days after written demand by such Indemnitee therefor is presented to the Company.
                 (b)    Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(e) hereof is involved) that any Indemnitee would not be permitted to be indemnified under applicable law, and (ii) such Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to such Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by such Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if such Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that such Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and such Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Any Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that any Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, such Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and such Indemnitee.
                 (c)    Contribution. If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to any Indemnitee in respect of any Expenses referred to therein, then the Company, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and any Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and such Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and any Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
                 The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall any Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of: (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement that is being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
                 (d)    Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee or any officer, director, employee, agent or controlling person of such Indemnitee.
                 (e)    Change in Control. The Company agrees that if there is a Change in Control (as defined in Section 10(c) hereof) of the Company (other than a Change in Control that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of the Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Charter or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
                 (f)    Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that any Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any Claim, such Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection herewith.
          2.    Expenses; Indemnification Procedure.
                 (a)    Advancement of Expenses. The Company shall advance all Expenses incurred by any Indemnitee. The advances to be made hereunder shall be paid by the

Company to such Indemnitee as soon as practicable but in any event no later than 15 days after written demand by such Indemnitee therefor to the Company.
                 (b)    Notice/Cooperation by Indemnitee. The Indemnitee shall give the Company notice in writing in accordance with Section 13 of this Agreement as soon as practicable of any Claim made against such Indemnitee for which indemnification will or could be sought under this Agreement.
                 (c)    No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that any Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether any Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that such Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by such Indemnitee to secure a judicial determination that such Indemnitee should be indemnified under applicable law, shall be a defense to such Indemnitee’s claim or create a presumption that such Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether any Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that such Indemnitee is not so entitled.
                 (d)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect that may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.
                 (e)    Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Claim; provided that, (i) any Indemnitee shall have the right to employ such Indemnitee’s counsel in any such Claim at such Indemnitee’s expense; (ii) any Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by any Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of such Indemnitee’s counsel shall be at the expense of the Company.
          3.    Additional Indemnification Rights; Non-exclusivity.
                 (a)    Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Company’s Charter, its Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, stockholder, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that any Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.
                 (b)    Non-exclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which any Indemnitee may be entitled under the Company’s Charter, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to any Indemnitee for any action such Indemnitee took or did not take while serving in an indemnified capacity even though such Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of such Indemnitee from and after the earlier of the date hereof or the date of such Indemnitee’s first day of service as a director of the Company or affiliation with a director of the Company.
          4.     No Duplication of Payments. [Except as provided in Section 22,] [T]he Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Charter, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.
          5.     Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for the entire total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.
          6.     Mutual Acknowledgement. The Company and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, stockholders, controlling persons, agents or fiduciaries under this Agreement or otherwise.

          7.     Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, stockholders control persons, agents or fiduciaries, each Indemnitee shall be covered by such policies in such a manner as to provide such Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director; or of the Company’s officers, if such Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, controlling persons, agents or fiduciaries, if such Indemnitee is not an officer or director but is a key employee, stockholder, agent, control person or fiduciary, as applicable.
          8.     Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
                   (a)     Claims Initiated by any Indemnitee. To indemnify or advance expenses to any Indemnitee with respect to Claims initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Charter or Bylaws now or hereafter in effect relating to Claims for an Indemnification Event, but not including any action or proceeding initiated or brought voluntarily by an Indemnitee to establish or enforce a right to indemnification under (x) Section 6.2 of that certain Series B-2 Preferred Stock and Warrant Purchase Agreement, by and among the Company and the other parties named therein, dated as of August 12, 2008 or (y) Section 2.9 of that certain Amended and Restated Investors’ Rights Agreement, by and among the Company and the other parties named therein, dated as of August 4, 2006 and as amended on August 12, 2008, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Delaware statute or law, regardless of whether such Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or
                  (b)     Claims Under Section 16(b). To indemnify any Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or
                  (c)     Claims Excluded Under Delaware General Corporation Law. To indemnify any Indemnitee if (i) such Indemnitee did not act in good faith or in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or proceeding, such Indemnitee had reasonable cause to believe such Indemnitee’s conduct was unlawful, or (iii) such Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action was brought shall permit indemnification as provided in Delaware General Corporation Law; or
                  (d)     Insurance. To indemnify any Indemnitee for which payment is actually and fully made to such Indemnitee under a valid and collectible insurance policy; or
                  (e)     Personal Profit. To indemnify any Indemnitee if the claim of such Indemnitee is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee’s in fact having gained a substantial personal profit or advantage to which such Indemnitee was not legally entitled.
          9.     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee, such Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
          10.     Construction of Certain Phrases.
                   (a)     For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, stockholders, agents or fiduciaries, so that if any Indemnitee is or was or may be deemed a director, officer, employee, agent, control person, or fiduciary of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, such Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
                   (b)     For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company or any of is subsidiaries that imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if any Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
                   (c)     For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred (i) following any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) following any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that a Change of Control shall not be deemed to have occurred (A) following any consolidation or merger effected exclusively to change the domicile of the Company, or (B) following any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) following a sale, lease or other disposition of all or substantially all of the assets of the Company.
                   (d)     For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last three years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
                   (e)     For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which any Indemnitee is seeking indemnification, or Independent Legal Counsel.
                   (f)     For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
          11.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
          12.     Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to an Indemnification Event regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request or continues to be a stockholder of any such person.
          13.     Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission or electronic mail, if deliverable by facsimile transmission or electronic mail, with copy by first class mail, postage prepaid, and shall be addressed to each Indemnitee, at such Indemnitee’s address as set forth beneath such Indemnitee’s signature to this Agreement, and, if to the Company, at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.
          14.     Attorneys’ Fees. In the event that any action is instituted by any Indemnitee under this Agreement or under any liability insurance policies maintained by the Company pursuant to Section 15 to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to the advancement of Expenses with respect to such action, until such time, if at all, the arbitrator over such action determines that each of the material assertions made by such Indemnitee as a basis for such action was not made in good faith or was frivolous, in which case such Indemnitee shall reimburse the Company for such advancement of Expenses. In the event of an action instituted by or in the name of the Company under this Agreement pursuant to Section 15 to enforce or interpret any of the terms of this Agreement, any Indemnitee shall be entitled to the advancement of Expenses with respect to such action until such time, if at all, the arbitrator having jurisdiction over such action determines that each of such Indemnitee’s material defenses to such action was made in bad faith or was frivolous, in which case such Indemnitee shall reimburse the Company for such advancement of Expenses.
          15.     Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the San Francisco branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Except for advancement of Expenses pursuant to Section 14, each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.
          16.     Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
          17.     Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.
          18.     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of each

Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
          19.     Amendment and Termination. No amendment, modification, waiver, termination or cancellation of this Agreement or any portion thereof shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. [In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee, (ii) the Fund Indemnitors, or (iii) any insurance policy purchased or maintained by Indemnitee or the Fund Indemnitors.]
          20.     No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving any Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.
          21.     Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and superseded and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
          22.     [Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by the Fund Indemnitors. The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Fund Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Company if the Fund Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee. If for any reason the a court of competent jurisdiction determines that the Fund Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Fund Indemnitors shall have a right of contribution by the Company to the Fund Indemnitors with respect to any advance or payment by the Fund Indemnitors to or on behalf of the Indemnitee. The Company and Indemnitee agree that each Fund Indemnitor is a third party beneficiary of this Agreement.]
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          IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY:

Anthera Pharmaceuticals, Inc. a Delaware corporation

By:

Name:

Title:

Address:

INDEMNITEE[S]:

Address: